Exhibit 2.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “COMMONWEALTH THOROUGHBREDS LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D., 2019, AT 3:34 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

{SEAL}

7463714 8100	Authentication: 203016277
SR# 20195399771	Date: 06-13-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:34 PM 06/12/2019

FILED 03:34 PM 06/12/2019

SR 20195399771 – File Number 7453714

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

COMMONWEALTH THOROUGHBREDS LLC

1.	The name of the limited liability company is:

Commonwealth Thoroughbreds LLC

2.

The Registered Office of the limited liability company in the State of Delaware is located at 160 Greentree Drive, Suite 101, in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.

3.

Notice is hereby given pursuant to Section 18.215(b) of the Delaware limited liability act that the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to a particular series of the limited liability company, shall be enforceable against the assets of such series only and not against the assets of the limited liability company generally, or any other series thereof, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the limited liability company generally, or any other series thereof, shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of June 2019.

/s/ E. Todd Wilkowski

_________________________________

E. Todd Wilkowski, Organizer